Registration No. 333-68104

SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

Post-Effective Amendment No. 1
To
FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SECOND BANCORP, INCORPORATED
(Exact name of Registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation or organization)	34-1547453 (I.R.S. Employer Identification No.)

108 Main Avenue
Warren, Ohio 44482-1311
(Address of principal executive offices)

1998 NON-QUALIFIED STOCK OPTION PLAN
(Full title of the plan)

Michael G. Marando, Esq.
Harrington, Hoppe & Mitchell, Ltd.
500 Second National Tower
Warren, Ohio 44482
330-392-1541
(Name, address, including zip code, and telephone number, including area code, of agent for service)

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DEREGISTRATION OF SHARES

     As originally filed on August 22, 2001, this Registration Statement registered 650,000 shares of the Common Stock of Second Bancorp, Inc. (the “Corporation”) which had been approved for issuance under the Corporation’s 1998 Non-Qualified Stock Option Plan (the “1998 Stock Option Plan”). The Corporation now has adopted a new plan, the Second Bancorp, Inc. 2003 Equity Ownership Plan (the “2003 Plan”) to which shares remaining available for grant under the 1998 Stock Option Plan may be transferred for the purpose of new grants. As of June 9, 2003, a total of 345,000 shares of the Corporation’s Common Stock were not issued or subject to outstanding option grants under the 1998 Stock Option Plan. This post-effective Amendment is being filed to deregister all shares of the Corporation’s stock reserved for issuance under the 1998 Stock Option Plan that have not been issued and are not subject to outstanding option grants.

     Accordingly, this post-effective Amendment is being filed to deregister 345,000 shares previously registered for the 1998 Stock Option Plan. A new Form S-8 Registration Statement will be filed by the Corporation to register shares issuable under the 2003 Plan.

SIGNATURES

SECOND BANCORP, INCORPORATED

     Pursuant to the requirements of the Securities Act of 1933, Second Bancorp, Incorporated, certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warren, State of Ohio, on June 12, 2003.

SECOND BANCORP, INCORPORATED

By: /s/ R. L. (Rick) Blossom R. L. (Rick) Blossom Chairman, President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities as of June 12, 2003. In addition, the undersigned hereby constitute and appoint Michael G. Marando or John L. Pogue, or either of them acting alone, each with the full power of substitution, as his or her respective true and lawful attorney-in-fact and agent, for him or her and in his or her name, place and stead, in any and all capacities, to execute a Post Effective Amendment No. 1 to the Registration Statement on Form S-8, Registration Statement No. 333-68104 relating to the Second Bancorp, Incorporated’s 1998 Non-Qualified Stock Option Plan (the “Registration Statement”), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with such Post Effective Amendment, as fully to all intents and purposes as he or she might or could do in person,

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and do hereby ratify and confirm all that such attorney-in-fact and agent, or their respective substitutes , may lawfully do or cause to be done by virtue hereof.

/s/ R.L. (Rick) Blossom Chairman, President and Chief Executive Officer

/s/ David L. Kellerman David L. Kellerman, Chief Financial Officer & Treasurer

/s/ R. J. Wean, III R. J. Wean, III, Director

/s/ Lynnette M. Cavalier Lynette M. Cavalier, Director

/s/ John L. Pogue John L. Pogue, Director

/s/ David A. Allen, Jr. David A. Allen, Jr., Director

/s/James R. Izant James R. Izant, Director

/s/ John A. Anderson John A. Anderson, Director

/s/ Phyllis J. Izant Phyllis J. Izant, Director

/s/ Norman C. Harbert Norman C. Harbert, Director

/s/ Cloyd J. Abruzzo Cloyd J. Abruzzo, Director

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